FORM 8-K

                       SECURITIES and EXCHANGE COMMISSION
                              Washington D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or l5 (d) of
                       The Securities Exchange Act of 1934

                       MEDISCIENCE TECHNOLOGY CORPORATION
               (exact name of registrant as specified in charter)

        New Jersey               0-7405                     22-1937826
(state of Incorporation) (commission file No.) (IRS Employer Identification No.)

                1235 Folksone Way, Cherry Hill, New Jersey 08034
                    (address of principle executive offices)

       Registrant's telephone number, including area code (856) 428 7952
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                 (former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

On November 8, 2000 Arthur Andersen LLP ("AALLP") confirmed that its excellent long-standing audit relationship Mediscience Technology Corporation had ceased. The decision was based on the registrant's unwillingness to continue to pay the escalating audit fees.

In cash of its two most recent audit reports on the financial statements of the registrant included in the registrant's Annual Reports on Form 10-KSB for the registrant's fiscal years ended February 29, 2000 and February 28, 1999. AALLP's audit report was modified to include an explanatory paragraph with respect to the compnay's ability to continue as a going concern.

During the registrant's fiscal years ended February 29, 2000 and February 28, 1999 and the period from March 1, 2000 to November 8, 2000, there were no disagreements with AALLP on any matter of accounting principles or practices, financial statements disclosure, or suditing scope or procedure.

During the registrant's fiscal years ended February 29, 2000 and February 28, 1999 and the period from March 1, 2000 to November 8, 2000, none of the events described in paragraph (a)(l)(v) of Rule 304 of Regulation S-K occurred.

This action, being in the registrant's economics interest, has the approval of registrants audit committee. Upon contracting with its new auditors. The registrant will immediately file an appropriate 8-K disclosure.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibits

 16.1 Letter of resignation of Arthur Andersen LLP dated November 8. 2000.

 16.2 Letter of Arthur Andersen LLP regarding this Form 8-K


                                   SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, In Registrant has duly caused this report to be signed on its behalf by the undesigned hereunto duly authorized


                                             MEDISCIENCE TECHNOLOGY CORPORATION

                                             /s/ Peter Katevatis
                                             -----------------------------------
                                             Peter Katevatis, Esq., Chairman

Dated:  November 28, 2000